Exhibit 99.1

Home Plate Acquisition Corporation Announces Cancellation of Special Meeting of
Stockholders and Liquidation

October 4, 2023

New York, NY -- (BUSINESS WIRE) – This press releases amends and restates Home Plate Acquisition Corporation’s (the “Company” or “Home Plate”) (NASDAQ: HPLT) press release dated October 3, 2023. Yesterday, the Company announced that the Company has cancelled its special meeting of stockholders that was previously scheduled for 3:00 p.m. Eastern Time on October 3, 2023, and that, because the Company will not consummate an initial business combination by October 4, 2023, the time period required by the Company’s Amended and Restated Certificate of Incorporation to consummate a business combination. Promptly as reasonably possible after October 4, 2023, the Company intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Certificate of Incorporation and will redeem all of the outstanding shares of Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), at what the Company estimates will be a per-share redemption price of approximately $10.52. The Company has been informed by Heidmar Inc. (“Heidmar”) that Heidmar intends to terminate the Business Combination Agreement previously entered into between Home Plate and Heidmar promptly on or following October 4, 2023, the time period required by the Company’s Amended and Restated Certificate of Incorporation to consummate a business combination.

As of the close of business on October 18, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount. Record holders as of the close of business on October 18, 2023 will receive their pro rata portion of the proceeds of the trust account less dissolution expenses and net of taxes payable by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after October 4, 2023.

The Company’s sponsor has agreed to waive its redemption rights with respect to its outstanding Class A common stock issued prior to the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that NASDAQ will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release, including without limitation, statements regarding the proposed redemption amount to be received by stockholders, are forward-looking statements. Forward-looking statements are based on the Company’s current expectations and are subject to numerous conditions, risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 14, 2023, and the Company’s quarterly reports on Form 10-Q filed with the SEC, each available on the SEC’s website, www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:
Jonathan Rosenzweig
Tel +1-917-513-3028
Jonathan@homeplateacq.com